MillerKnoll, Inc. Reports Third Quarter Fiscal 2024 Results

Zeeland, Mich., March 27, 2024 – MillerKnoll Inc. (NASDAQ: MLKN) today reported results for the third quarter of fiscal year 2024, which ended March 2, 2024.

Business Highlights
•Consolidated Gross margin improved 450 basis points over the prior year, with expansion reported in all three segments.
•Continued actions focused on streamlining and reducing the operating cost structure and enhancing operating efficiencies while driving long-term top line growth and margin improvement.
•$153 million of run-rate cost synergies related to the Knoll integration captured to date.

Third Quarter Fiscal 2024 Financial Results

	(Unaudited)			(Unaudited)
	Three Months Ended			Nine Months Ended
(Dollars in millions, except per share data)	March 2, 2024	March 4, 2023	% Chg.	March 2, 2024	March 4, 2023	% Chg.
	(13 weeks)	(13 weeks)		(39 weeks)	(40 weeks)
Net sales	$872.3	$984.7	(11.4)%	$2,739.5	$3,130.4	(12.5)%
Gross margin %	38.6%	34.1%	N/A	39.0%	34.4%	N/A
Operating expenses	$294.2	$314.4	(6.4)%	$923.6	$964.6	(4.3)%
Adjusted operating expenses*	$278.9	$277.6	0.5%	$878.5	$891.2	(1.4)%
Effective tax rate	16.0%	31.2%	N/A	20.5%	19.5%	N/A
Adjusted effective tax rate*	20.3%	22.5%	N/A	22.7%	22.5%	N/A
Earnings per share - diluted	$0.30	$0.01	N/A	$0.97	$0.56	73.2%
Adjusted earnings per share - diluted*	$0.45	$0.54	(16.7)%	$1.41	$1.44	(2.1)%
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations below.

To our shareholders:

Our teams continue to make great progress towards improving our profitability metrics with this quarter's Gross margins surpassing last year's levels across the three business segments despite volume declines. While the latter is driven by the current macro environment, we are building a fundamentally stronger company, protecting our profitability and enhancing our operational efficiency.

Overall demand patterns across much of our business have continued to be sluggish, driven by elevated interest rates in major markets around the world, ongoing geopolitical concerns, and a lagging housing market in the U.S. Nonetheless, our optimism remains buoyed by a range of internal and external indicators which suggest that with more stable economic conditions, growth will resume in a meaningful way. In the near-term, we remain focused on adjusting and optimizing our cost structure while protecting investments that will better position us to thrive as market conditions improve. To this end, subsequent to the end of this quarter, we implemented restructuring measures aimed at streamlining our selling, general, and administrative structure to better align with current market conditions and potential opportunities. These measures included a workforce reduction and showroom consolidations, among other initiatives.

Third Quarter Fiscal 2024 Consolidated Results

Consolidated net sales for the third quarter were $872.3 million, reflecting a decrease of 11.4% on a reported basis and a decrease of 10.1% organically compared to the same period last year. Orders in the quarter of $830.3 million were 6.2% lower on a reported basis and 4.7% lower organically compared to the prior year.

Gross margin in the quarter was 38.6%, which is 450 basis points higher than the same period last year. The main drivers of the year-over-year increase in Gross margin were the realization of price optimization strategies; improved freight, distribution and inventory management; an impairment charge recorded in the prior year; and benefits from our ongoing synergy efforts. This is the fifth consecutive quarter of consolidated year-over-year adjusted Gross margin expansion.

Consolidated operating expenses for the quarter were $294.2 million, compared to $314.4 million in the prior year. Consolidated adjusted operating expenses were $278.9 million, compared to $277.6 million in the prior year.

Operating margin for the quarter was 4.9% compared to 2.2% in the same quarter last year. On an adjusted basis, consolidated operating margin for the quarter was 6.7%. In the third quarter of last year, adjusted operating margin totaled 7.5%.

Reported diluted earnings per share were $0.30 for the quarter, compared to $0.01 for the same period last year. Adjusted diluted earnings per share this quarter totaled $0.45, compared to $0.54 for the same period last year.

As of March 2, 2024, our liquidity position reflected cash on hand and availability on our revolving credit facility totaling $558 million. During the third quarter, the business generated $60.6 million of cash flow from operations. We repurchased approximately 1.5 million shares for a total cash outlay of $40.0 million. We ended the third quarter with a net debt-to-EBITDA ratio, as defined by our lending agreement, of 2.65x. Our scheduled debt maturities (which exclude the maturity of the revolver) for the remainder of fiscal year 2024, and for fiscal years 2025, 2026 and 2027 are $11.0 million, $41.3 million, $46.2 million and $276.3 million respectively.

As of the end of the third quarter, we have achieved $153 million in run-rate cost synergies resulting from the acquisition of Knoll, Inc. in the first quarter of fiscal 2022. We continue to make meaningful progress on our integration plans expecting total run-rate cost synergies of $160 million per year by July 2024, which is the third-year anniversary of the Knoll, Inc. acquisition.

Third Quarter Fiscal 2024 Results by Segment

Americas Contract
For the third quarter, the Americas Contract segment posted net sales totaling $441.1 million, down 9.0% year-over-year on a reported basis and down 9.2% organically. New orders in the quarter totaled $420.1 million, down 9.0% year-over-year on a reported basis and down 9.4% organically. With minimal improvement in the economic landscape, demand continued to be softer than expected. Although we remain confident that such an improvement is on the horizon, the persistence of inflationary pressures and high interest rates continues to weigh on both business and consumer sentiment. Still, key forward-looking indicators, including customer inquiries, project mock-up requests, and the overall volume of project opportunities give us confidence that demand will improve as we move through the calendar year.

Adjusted operating margin for the Americas Contract segment was 8.1%, 70 basis points lower year-over-year. The main driver of this variance was lower year-over-year sales, which were partially offset by Gross margin expansion resulting from favorable price/cost dynamics, moderating input costs and the realization of synergy benefits.

International Contract and Specialty
The International Contract and Specialty segment delivered net sales in the third quarter of $217.3 million, down 10.4% on a reported basis and down 10.6% organically on a year-over-year basis. New orders totaled $227.6 million, representing a year-over-year increase of 8.3% and 7.9% on a reported and organic basis, respectively. Month to month demand patterns remain inconsistent but grew in both December and February driven by mainland Europe along with South Korea, India, China, Australia and the Middle East. The transition from Herman Miller to full-line MillerKnoll dealers continues to gain traction. Currently over 40% of the international network is offering the MillerKnoll product portfolio with a steady cadence of more transitions planned in the coming months.

Adjusted operating margin for this segment was 10.4%, 110 basis points lower year-over-year driven by lower sales. In spite of this, we continue to expand Gross margins due to favorable regional and product mix, improved freight and distribution management and proactive restructuring initiatives taken earlier in the year that have enhanced year-over-year manufacturing efficiency.

Global Retail
Net sales in the third quarter for our Global Retail segment totaled $213.9 million, a decline of 17.0% over the same quarter last year on a reported basis and down 11.3% organically mainly driven by soft housing-related demand. New orders in the quarter totaled $182.6 million, down 14.6% compared to the same period last year on a reported basis and down 7.1% organically. Despite facing challenges from macro-economic conditions, we are steadfast in enriching our in-store experiences, growing the product assortment and boosting brand awareness. This strategic approach aims to cultivate brand loyalty and stimulate greater engagement, mitigating the impact of external economic factors on organic demand.

Adjusted operating margin for this segment was 5.6%, 10 basis points higher year-over-year, despite the decrease in net sales. The main drivers of the margin expansion were improved operational and delivery efficiencies, and favorable product mix.

Fourth Quarter and Fiscal 2024 Outlook

Given the demand patterns we experienced in the third quarter and what remains a generally tepid near-term macro-economic backdrop, we expect net sales in the fourth quarter of fiscal 2024 to range between $880 million and $920 million. Adjusted diluted earnings per share for the period are expected to be between $0.49 and $0.57. The mid-point of this earnings range implies year-over-year growth of approximately 29% from the adjusted diluted earnings per share we reported in the fourth quarter of last fiscal year. Based on this forecast, we expect full year adjusted diluted earnings per share of between $1.90 and $1.98.

Andi Owen	Jeff Stutz
President and Chief Executive Officer	Chief Financial Officer

Webcast and Conference Call Information
The Company will host a conference call and webcast to discuss the results of the third quarter of fiscal 2024 on Wednesday, March 27, 2024, at 5:00 PM ET. To ensure participation, allow extra time to visit the Company’s website at https://www.millerknoll.com/investor-relations/news-events/events-and-presentations to download the streaming software necessary to participate. An online archive of the webcast will also be available on the Company's investor relations website. Additional links to materials supporting the release will also be available at https://www.millerknoll.com/investor-relations.

For further information:
Investors, Carola Mengolini, Vice President of Investor Relations, (786) 642-7714, carola_mengolini@millerknoll.com
Media, Laura Yagerman, Director of Corporate Communications, (616) 654-5977, media_relations@millerknoll.com

Financial highlights for the three and nine months ended March 2, 2024 follow:

MillerKnoll, Inc.
Condensed Consolidated Statements of Operations

(Unaudited) (Dollars in millions, except per share and common share data)	Three Months Ended				Nine Months Ended
	March 2, 2024		March 4, 2023		March 2, 2024		March 4, 2023
Net sales	$872.3	100.0%	$984.7	100.0%	$2,739.5	100.0%	$3,130.4	100.0%
Cost of sales	535.3	61.4%	649.1	65.9%	1,672.4	61.0%	2,055.1	65.6%
Gross margin	337.0	38.6%	335.6	34.1%	1,067.1	39.0%	1,075.3	34.4%
Operating expenses	294.2	33.7%	314.4	31.9%	923.6	33.7%	964.6	30.8%
Operating earnings	42.8	4.9%	21.2	2.2%	143.5	5.2%	110.7	3.5%
Other expenses, net	15.3	1.8%	19.6	2.0%	50.6	1.8%	53.8	1.7%
Earnings before income taxes and equity income	27.5	3.2%	1.6	0.2%	92.9	3.4%	56.9	1.8%
Income tax expense	4.4	0.5%	0.5	0.1%	19.0	0.7%	11.1	0.4%
Equity (loss) income, net of tax	—	—%	—	—%	(0.3)	—%	0.2	—%
Net earnings	23.1	2.6%	1.1	0.1%	73.6	2.7%	46.0	1.5%
Net earnings attributable to redeemable noncontrolling interests	0.9	0.1%	0.7	0.1%	1.2	—%	3.8	0.1%
Net earnings attributable to MillerKnoll, Inc.	$22.2	2.5%	$0.4	—%	$72.4	2.6%	$42.2	1.3%

Amounts per common share attributable to MillerKnoll, Inc.
Earnings per share - basic	$0.31		$0.01		$0.98		$0.56
Weighted average basic common shares	72,720,734		75,463,071		73,952,015		75,442,780
Earnings per share - diluted	$0.30		$0.01		$0.97		$0.56
Weighted average diluted common shares	74,146,826		76,066,215		74,616,391		76,036,144

MillerKnoll, Inc.
Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
(Unaudited) (Dollars in millions)	March 2, 2024	March 4, 2023
Cash provided by (used in):
Operating activities	$273.9	$70.4
Investing activities	(61.0)	(53.2)
Financing activities	(213.1)	(22.1)
Effect of exchange rate changes	0.3	(8.3)
Net change in cash and cash equivalents	0.1	(13.2)
Cash and cash equivalents, beginning of period	223.5	230.3
Cash and cash equivalents, end of period	$223.6	$217.1

MillerKnoll, Inc.
Condensed Consolidated Balance Sheets

(Unaudited) (Dollars in millions)	March 2, 2024	June 3, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$223.6	$223.5
Accounts receivable, net	291.1	334.1
Unbilled accounts receivable	27.6	29.4
Inventories, net	437.4	487.4
Prepaid expenses and other	103.7	101.8
Total current assets	1,083.4	1,176.2
Net property and equipment	506.2	536.3
Right of use assets	376.8	415.9
Other assets	2,128.7	2,146.4
Total Assets	$4,095.1	$4,274.8

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$242.0	$269.5
Short-term borrowings and current portion of long-term debt	40.9	33.4
Short-term lease liability	71.1	77.1
Accrued liabilities	326.5	322.8
Total current liabilities	680.5	702.8
Long-term debt	1,290.4	1,365.1
Lease liabilities	355.2	393.7
Other liabilities	270.9	273.0
Total Liabilities	2,597.0	2,734.6
Redeemable Noncontrolling Interests	107.2	107.6
Stockholders' Equity	1,390.9	1,432.6
Total Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity	$4,095.1	$4,274.8

Non-GAAP Financial Measures and Other Supplemental Data
This presentation contains non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. These non-GAAP financial measures are not measurements of our financial performance under GAAP and should not be considered an alternative to the related GAAP measurement. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included within this presentation. The Company believes these non-GAAP measures are useful for investors as they provide financial information on a more comparative basis for the periods presented.

The non-GAAP financial measures referenced within this presentation include: Adjusted Effective Tax Rate, Adjusted Operating Earnings (Loss), Adjusted Operating Margin, Adjusted Earnings per Share, Adjusted Gross Margin, Adjusted Operating Expenses, Adjusted EBITDA, Adjusted Bank Covenant EBITDA, and Organic Growth (Decline).

Adjusted Effective Tax Rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate as well as impacts related to enactments of comprehensive tax law changes.

Adjusted Operating Earnings (Loss) represents reported operating earnings plus integration charges, amortization of Knoll purchased intangibles, and restructuring expenses. These adjustments are described further below.

Adjusted Operating Margin is calculated as adjusted operating earnings (loss) divided by net sales.

Adjusted Earnings per Share represents reported diluted earnings per share excluding the impact from amortization of Knoll purchased intangibles, integration charges, restructuring expenses, impairment charges, and the related tax effect of these adjustments. These adjustments are described further below.

Adjusted Gross Margin represents gross margin plus impairment charges. These adjustments are described further below.

Adjusted Operating Expenses represents reported operating expenses excluding restructuring charges, integration charges, amortization of Knoll purchased intangibles, and impairment charges. These adjustments are described further below.

Adjusted EBITDA is calculated by excluding income tax expense, interest income and expense, depreciation and amortization expense, restructuring and integration charges from net income.

Adjusted Bank Covenant EBITDA is calculated by excluding depreciation, amortization, interest expense, taxes from net income, and certain other adjustments. Other adjustments include, as applicable in the period, charges associated with business restructuring actions, integration charges, impairment expenses, non-cash stock-based compensation, future synergies, and other items as described in our lending agreements.

Organic Growth (Decline) represents the change in sales and orders, excluding currency translation effects, the impact of the additional week in fiscal 2023, and the impact of the closure of the Fully business.

The adjustments to arrive at these non-GAAP financial measures are as follows:

Amortization of Knoll purchased intangibles: Includes expenses associated with the amortization of acquisition related intangibles acquired as part of the Knoll acquisition. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. We exclude the impact of the amortization of Knoll purchased intangibles as such non-cash amounts were significantly impacted by the size of the Knoll acquisition. Furthermore, we believe that this adjustment enables better comparison of our results as Amortization of Knoll Purchased Intangibles will not recur in future periods once such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. Although we exclude the

Amortization of Knoll Purchased Intangibles in these non-GAAP measures, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Integration charges: Knoll integration-related costs include severance, accelerated stock-based compensation expenses, asset impairment charges, and expenses related to synergy realization efforts and reorganization initiatives.

Restructuring charges: Includes costs associated with actions involving targeted workforce reductions.

Impairment charges: Includes non-cash, pre-tax charges for the impairment of assets associated with the decision to cease operating Fully as a stand-alone brand.

Tax related items: We excluded the income tax benefit/provision effect of the tax related items from our non-GAAP measures because they are not associated with the tax expense on our ongoing operating results.

Certain tables below summarize select financial information, for the periods indicated, related to each of the Company’s reportable segments. The Americas Contract ("Americas") segment includes the operations associated with the design, manufacture and sale of furniture products directly or indirectly through an independent dealership network for office, healthcare, and educational environments throughout North and South America. The International Contract and Specialty ("International & Specialty") segment includes the operations associated with the design, manufacture and sale of furniture products, indirectly or directly through an independent dealership network in Europe, the Middle East, Africa and Asia-Pacific as well as the global operations of the Specialty brands, which include Holly Hunt, Spinneybeck, Maharam, Edelman, and Knoll Textiles. The Global Retail ("Retail") segment includes global operations associated with the sale of modern design furnishings and accessories to third party retailers, as well as direct to consumer sales through eCommerce, direct-mail catalogs, and physical retail stores. Corporate costs represent unallocated expenses related to general corporate functions, including, but not limited to, certain legal, executive, corporate finance, information technology, administrative and integration-related costs.

A. Reconciliation of Operating Earnings (Loss) to Adjusted Operating Earnings (Loss) by Segment

	Three Months Ended				Nine Months Ended
	March 2, 2024		March 4, 2023		March 2, 2024		March 4, 2023
Americas Contract
Net sales	$441.1	100.0%	$484.6	100.0%	$1,407.6	100.0%	$1,551.7	100.0%
Gross margin	145.9	33.1%	149.6	30.9%	481.7	34.2%	452.5	29.2%
Total operating expenses	120.6	27.3%	117.1	24.2%	379.9	27.0%	374.3	24.1%
Operating earnings	$25.3	5.7%	$32.5	6.7%	$101.8	7.2%	$78.2	5.0%

Adjustments
Restructuring	1.5	0.3%	4.4	0.9%	5.8	0.4%	17.5	1.1%
Integration charges	5.8	1.3%	2.2	0.5%	15.3	1.1%	6.2	0.4%
Amortization of Knoll purchased intangibles	3.3	0.7%	3.3	0.7%	9.7	0.7%	9.7	0.6%
Adjusted operating earnings	$35.9	8.1%	$42.4	8.8%	$132.6	9.4%	$111.6	7.2%
International Contract & Specialty
Net sales	$217.3	100.0%	$242.5	100.0%	$686.8	100.0%	$779.9	100.0%
Gross margin	96.8	44.5%	100.6	41.5%	299.7	43.6%	323.0	41.4%
Total operating expenses	78.3	36.0%	75.3	31.1%	246.0	35.8%	241.5	31.0%
Operating earnings	$18.5	8.5%	$25.3	10.4%	$53.7	7.8%	$81.5	10.5%

Adjustments
Restructuring	0.1	—%	—	—%	1.6	0.2%	0.7	0.1%
Integration charges	1.8	0.8%	0.5	0.2%	3.0	0.4%	2.0	0.3%
Amortization of Knoll purchased intangibles	2.1	1.0%	2.2	0.9%	6.3	0.9%	6.2	0.8%
Adjusted operating earnings	$22.5	10.4%	$28.0	11.5%	$64.6	9.4%	$90.4	11.6%

Global Retail
Net sales	$213.9	100.0%	$257.6	100.0%	$645.1	100.0%	$798.8	100.0%
Gross margin	94.3	44.1%	85.4	33.2%	285.7	44.3%	299.8	37.5%
Total operating expenses	83.0	38.8%	109.9	42.7%	257.5	39.9%	304.5	38.1%
Operating earnings (loss)	$11.3	5.3%	$(24.5)	(9.5)%	$28.2	4.4%	$(4.7)	(0.6)%

Adjustments
Restructuring	0.1	—%	0.2	0.1%	1.3	0.2%	1.6	0.2%
Integration charges	—	—%	—	—%	—	—%	0.2	—%
Impairment charges	—	—%	37.2	14.4%	—	—%	37.2	4.7%
Amortization of Knoll purchased intangibles	0.6	0.3%	1.2	0.5%	2.0	0.3%	3.5	0.4%
Adjusted operating earnings	$12.0	5.6%	$14.1	5.5%	$31.5	4.9%	$37.8	4.7%

Corporate
Operating expenses	$12.3	—%	$12.1	—%	$40.2	—%	$44.3	—%
Operating (loss)	$(12.3)	—%	$(12.1)	—%	$(40.2)	—%	$(44.3)	—%

Adjustments
Integration charges	—	—%	1.3	—%	0.1	—%	4.3	—%
Adjusted operating (loss)	$(12.3)	—%	$(10.8)	—%	$(40.1)	—%	$(40.0)	—%

MillerKnoll, Inc.
Net sales	$872.3	100.0%	$984.7	100.0%	$2,739.5	100.0%	$3,130.4	100.0%
Gross margin	337.0	38.6%	335.6	34.1%	1,067.1	39.0%	1,075.3	34.4%
Total operating expenses	294.2	33.7%	314.4	31.9%	923.6	33.7%	964.6	30.8%
Operating earnings	$42.8	4.9%	$21.2	2.2%	$143.5	5.2%	$110.7	3.5%

Adjustments
Restructuring	1.7	0.2%	4.6	0.5%	8.7	0.3%	19.8	0.6%
Integration charges	7.6	0.9%	4.0	0.4%	18.4	0.7%	12.7	0.4%
Impairment charges	—	—%	37.2	3.8%	—	—%	37.2	1.2%
Amortization of Knoll purchased intangibles	6.0	0.7%	6.7	0.7%	18.0	0.7%	19.4	0.6%
Adjusted operating earnings	$58.1	6.7%	$73.7	7.5%	$188.6	6.9%	$199.8	6.4%

B. Reconciliation of Earnings per Share to Adjusted Earnings per Share

	Three Months Ended		Nine Months Ended
	March 2, 2024	March 4, 2023	March 2, 2024	March 4, 2023
Earnings per share - diluted	$0.30	$0.01	$0.97	$0.56

Add: Amortization of Knoll purchased intangibles	0.08	0.09	0.24	0.26
Add: Integration charges	0.10	0.05	0.26	0.14
Add: Restructuring charges	0.02	0.06	0.10	0.29
Add: Impairment charges	—	0.48	—	0.48
Tax impact on adjustments	(0.05)	(0.15)	(0.16)	(0.29)
Adjusted earnings per share - diluted	$0.45	$0.54	$1.41	$1.44
Weighted average shares outstanding (used for calculating adjusted earnings per share) – diluted	74,146,826	76,066,215	74,616,391	76,036,144

C. Reconciliation of Gross Margin to Adjusted Gross Margin

	Three Months Ended				Nine Months Ended
	March 2, 2024		March 4, 2023		March 2, 2024		March 4, 2023
Gross margin	$337.0	38.6%	$335.6	34.1%	$1,067.1	39.0%	$1,075.3	34.4%
Impairment charges	—	—%	15.7	1.6%	—	—%	15.7	0.5%
Adjusted gross margin	$337.0	38.6%	$351.3	35.7%	$1,067.1	39.0%	$1,091.0	34.9%

D. Reconciliation of Operating Expenses to Adjusted Operating Expenses

	Three Months Ended				Nine Months Ended
	March 2, 2024		March 4, 2023		March 2, 2024		March 4, 2023
Operating expenses	$294.2	33.7%	$314.4	31.9%	$923.6	33.7%	$964.6	30.8%
Restructuring charges	1.7	0.2%	4.6	0.5%	8.7	0.3%	19.8	0.6%
Integration charges	7.6	0.9%	4.0	0.4%	18.4	0.7%	12.7	0.4%
Amortization of Knoll purchased intangibles	6.0	0.7%	6.7	0.7%	18.0	0.6%	19.4	0.6%
Impairment charges	—	—%	21.5	2.2%	—	—%	21.5	0.7%
Adjusted operating expenses	$278.9	32.0%	$277.6	28.2%	$878.5	32.1%	$891.2	28.5%

E. Reconciliation of Net Earnings to Adjusted EBITDA

	Three Months Ended				Nine Months Ended
	March 2, 2024		March 4, 2023		March 2, 2024		March 4, 2023
Net income	$22.2	2.5%	$0.4	—%	$72.4	2.6%	$42.2	1.3%
Income tax expense	4.4	0.5%	0.5	0.1%	19.0	0.7%	11.1	0.4%
Interest income and expense	17.0	1.9%	18.2	1.8%	52.5	1.9%	52.1	1.7%
Depreciation and amortization expense	37.0	4.2%	38.3	3.9%	111.6	4.1%	115.9	3.7%
Restructuring and integration charges	8.0	0.9%	30.0	3.0%	23.2	0.8%	53.9	1.7%
Adjusted EBITDA	$88.6	10.2%	$87.4	8.9%	$278.7	10.2%	$275.2	8.8%

F. Reconciliation of Net Earnings to Adjusted Bank Covenant EBITDA and Adjusted Bank Covenant EBITDA Ratio (provided on a trailing twelve month basis)

March 2, 2024
Net earnings	$72.3
Income tax expense	12.4
Depreciation expense	112.7
Amortization expense	58.8
Interest expense	77.3
Other adjustments(*)	88.3
Adjusted bank covenant EBITDA	$421.8
Total debt, less cash, end of trailing period (includes outstanding LC's)	$1,119.6
Net debt to adjusted bank covenant EBITDA ratio	2.65
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations above.

G. Organic Sales Growth by Segment

	Three Months Ended
	March 2, 2024
	Americas Contract	International Contract & Specialty	Global Retail	Total
Net sales, as reported	$441.1	$217.3	$213.9	$872.3
% change from PY	(9.0)%	(10.4)%	(17.0)%	(11.4)%

Adjustments
Currency translation effects (1)	(1.0)	(0.5)	(0.3)	(1.8)
Net sales, organic	$440.1	$216.8	$213.6	$870.5
% change from PY	(9.2)%	(10.6)%	(11.3)%	(10.1)%
	Three Months Ended
	March 4, 2023
	Americas Contract	International Contract & Specialty	Global Retail	Total
Net sales, as reported	$484.6	$242.5	$257.6	$984.7

Adjustments
Fully closure	—	—	(16.9)	(16.9)
Net sales, organic	$484.6	$242.5	$240.7	$967.8
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

	Nine Months Ended
	March 2, 2024
	Americas Contract	International Contract & Specialty	Global Retail	Total
Net Sales, as reported	$1,407.6	$686.8	$645.1	$2,739.5
% change from PY	(9.3)%	(11.9)%	(19.2)%	(12.5)%
Adjustments
Currency Translation Effects (1)	(2.2)	(7.8)	(5.5)	(15.5)
Net Sales, organic	$1,405.4	$679.0	$639.6	$2,724.0
% change from PY	(7.1)%	(10.7)%	(11.3)%	(9.0)%

	Nine Months Ended
	March 4, 2023
	Americas Contract	International Contract & Specialty	Global Retail	Total
Net Sales, as reported	$1,551.7	$779.9	$798.8	$3,130.4
% change from PY
Adjustments
Fully closure	—	—	(59.3)	(59.3)
Impact of extra week in FY23	(38.7)	(19.6)	(18.2)	(76.5)
Net Sales, organic	$1,513.0	$760.3	$721.3	$2,994.6
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

H. Organic Order Growth by Segment

	Three Months Ended
	March 2, 2024
	Americas Contract	International Contract & Specialty	Global Retail	Total
Orders, as reported	$420.1	$227.6	$182.6	$830.3
% change from PY	(9.0)%	8.3%	(14.6)%	(6.2)%

Adjustments
Currency translation effects (1)	(1.8)	(0.9)	(0.7)	(3.4)
Orders, organic	$418.3	$226.7	$181.9	$826.9
% change from PY	(9.4)%	7.9%	(7.1)%	(4.7)%

	Three Months Ended
	March 4, 2023
	Americas Contract	International Contract & Specialty	Global Retail	Total
Orders, as reported	$461.6	$210.1	$213.7	$885.4

Adjustments
Fully closure	—	—	(17.8)	(17.8)
Orders, organic	$461.6	$210.1	$195.9	$867.6
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

	Nine Months Ended
	March 2, 2024
	Americas Contract	International Contract & Specialty	Global Retail	Total
Orders, as reported	$1,344.8	$689.4	$653.8	$2,688.0
% change from PY	(7.1)%	(2.1)%	(14.1)%	(7.7)%

Adjustments
Currency translation effects (1)	(6.0)	(8.4)	(6.3)	(20.7)
Orders, organic	$1,338.8	$681.0	$647.5	$2,667.3
% change from PY	(5.1)%	(0.6)%	(5.2)%	(4.0)%

	Nine Months Ended
	March 4, 2023
	Americas Contract	International Contract & Specialty	Global Retail	Total
Orders, as reported	$1,447.0	$704.2	$760.7	$2,911.9

Adjustments
Impact of extra week in FY23	(36.2)	(18.9)	(16.6)	(71.7)
Fully closure	—	—	(61.0)	(61.0)
Orders, organic	$1,410.8	$685.3	$683.1	$2,779.2
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

I. Consolidated MillerKnoll Backlog

Q3 FY2024
MillerKnoll backlog(1)	$639.4
[1] During the third quarter of fiscal year 2024, we made an adjustment to the calculation of backlog for certain entities within the legacy Knoll business to more closely align to how net sales are reported. This adjustment resulted in a decrease to MillerKnoll backlog of $7 million.

J. Sales and Earnings Guidance - Upcoming Quarter

Company Guidance
Q4 FY2024
Net sales	$880 million to $920 million
Gross margin %	38.1% to 39.1%
Operating expenses	$274 million to $284 million
Interest and other expense, net	$16 million to $17 million
Effective tax rate	21.0% to 23.0%
Adjusted earnings per share - diluted	$0.49 to $0.57

About MillerKnoll
MillerKnoll is a collective of dynamic brands that comes together to design the world we live in. MillerKnoll brand portfolio includes Herman Miller, Knoll, Colebrook Bosson Saunders, DatesWeiser, Design Within Reach, Edelman, Geiger, HAY, Holly Hunt, Knoll Textiles, Maharam, Muuto, NaughtOne, and Spinneybeck|FilzFelt. MillerKnoll is an unparalleled platform that redefines modern for the 21st century by building a more sustainable, equitable and beautiful future for all.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events and anticipated results of operations, business strategies, the anticipated benefits of our acquisition of Knoll, the anticipated impact of the Knoll acquisition on the combined Company’s business and future financial and operating results, the expected amount and timing of synergies from the Knoll acquisition, and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of MillerKnoll or the price of MillerKnoll’s stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond MillerKnoll’s control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: general economic conditions; the impact of any government policies and actions to protect the health and safety of individuals or to maintain the functioning of national or global economies, and the Company's response to any such policies and actions; the impact of public health crises, such as pandemics and epidemics; risks related to the additional debt incurred in connection with the Knoll acquisition; MillerKnoll’s ability to comply with its debt covenants and obligations; the risk that the anticipated benefits of the Knoll acquisition will be more costly to realize than expected; the effect of the announcement of the Knoll acquisition on the ability of MillerKnoll to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom MillerKnoll does business, or on MillerKnoll’s operating results and business generally; the ability to successfully integrate Knoll’s operations; the ability of MillerKnoll to implement its plans, forecasts and other expectations with respect to MillerKnoll’s business after the completion of the Knoll acquisition and realize expected synergies; business disruption following the Knoll acquisition; the availability and pricing of raw materials; the financial strength of our dealers and the financial strength of our customers; the success of newly-introduced products; the pace and level of government procurement; and the outcome of pending litigation or governmental audits or investigations. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to MillerKnoll’s periodic reports and other filings with the SEC, including the risk factors identified in MillerKnoll’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this communication are made only as of the date hereof. MillerKnoll does not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.